Exhibit 1.1

PLYMOUTH INDUSTRIAL REIT, INC.

(a Maryland Corporation)

Shares of Common Stock, $0.01 par value per share

UNDERWRITING AGREEMENT

August 18, 2020

PLYMOUTH INDUSTRIAL REIT, INC.

(a Maryland corporation)

Shares of Common Stock

UNDERWRITING AGREEMENT

August 18, 2020

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

KeyBanc Capital Markets Inc.

127 Public Square, 4th Floor

Cleveland, Ohio 44114

as Representatives of the Several Underwriters
named in Schedule A hereto

Ladies and Gentlemen:

Plymouth Industrial REIT, Inc., a Maryland corporation (the “Company”), and Plymouth Industrial OP, LP, a Delaware limited partnership (the “Operating Partnership,” and together with the Company, the “Transaction Entities”), confirm their respective agreements with Barclays Capital Inc. (“Barclays”) and KeyBanc Capital Markets Inc. (“KeyBanc”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any Underwriter substituted as hereinafter provided in Section 9 hereof), for whom Barclays and KeyBanc are acting as representatives (in such capacities, the “Representatives”), with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of common stock, $0.01 par value per share, of the Company (“Common Stock”) set forth in Schedule A hereto and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 1,125,000 additional shares of Common Stock. The aforesaid 7,500,000 shares of Common Stock (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 1,125,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.”

The Transaction Entities understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-226438), including the related base prospectus, covering the registration of the offer and sale of shares of Common Stock, including the Securities, under the Securities Act of 1933, as amended (the “1933 Act”) and the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”). Such registration statement was declared effective by the Commission on August 10, 2018. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430B (“Rule 430B”) of the 1933 Act Regulations and Rule 424(b) (“Rule 424(b)”) of the 1933 Act Regulations. The information included in such prospectus supplement that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule 430B is hereinafter called the “Rule 430B Information.” The base prospectus contained in the Registration Statement (as defined below), including the documents incorporated or deemed to be incorporated by reference therein, prior to the execution of this Agreement, and each preliminary prospectus supplement filed pursuant to Rule 424(b) used in connection with the offering of the Securities is referred to herein collectively as a “preliminary prospectus.” Such registration statement, at any given time, including any amendments thereto at such time, the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included therein by the 1933 Act Regulations (including, without limitation, any Rule 430B Information), is hereinafter called the “Registration Statement”; provided, however, that “Registration Statement” without reference to a time means the Registration Statement as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of the Registration Statement with respect to the Underwriters and the Securities (within the meaning of Rule 430B(f)(2)). The final prospectus supplement and the base prospectus, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein, prior to the execution and delivery of this Agreement, is hereinafter called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include any documents incorporated by reference therein, and shall include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”).

As used in this Agreement:

“Applicable Time” means 6:45 P.M. New York City time, on August 18, 2020 or such other time as agreed by the Company and the Representatives.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses (as defined below) issued prior to or at the Applicable Time, the most recent preliminary prospectus furnished to the Underwriters for general distribution to investors prior to the Applicable Time and the information included on Schedule B-1 hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including, without limitation, any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering of the Securities that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433 (the “Bona Fide Electronic Road Show”)), as evidenced by its being specified in Schedule B-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

The phrases “to the Transaction Entities’ actual knowledge,” “to the best of the Transaction Entities’ knowledge,” “to the Transaction Entities’ knowledge,” or words to that effect, shall mean the actual (and not implied, imputed or constructive) subjective knowledge of the Company’s officers and directors, after reasonable inquiry.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations promulgated thereunder (the “1934 Act Regulations”), incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement.

SECTION 1.      Representations and Warranties.

(a)             Representations and Warranties by the Transaction Entities. Each of the Transaction Entities, jointly and severally, represents and warrants to each Underwriter as of the date hereof, the Applicable Time, the Closing Time (as defined below) and each Date of Delivery (as defined below), if any, and agrees with each Underwriter, as follows:

(i)                   Registration Statement and Prospectuses. The Company meets all conditions and requirements for the use of Form S-3 to register the offer and sale of the Securities in accordance with General Instruction I.B.1 of Form S-3. Each of the Registration Statement and any post-effective amendment thereto have been prepared by the Company in conformity with the requirements of the 1933 Act and the 1933 Act Regulations. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice or objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act Regulations has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the knowledge of the Company, contemplated. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective and at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the 1933 Act Regulations complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations at the Applicable Time, at the Closing Time and at each Date of Delivery, if any. The preliminary prospectus that is included in the General Disclosure Package, at the time it was filed, complied, and the Prospectus and each amendment or supplement thereto, as of their respective issue dates, complied and will comply, in all material respects with the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Securities were or will be substantially identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

(ii)                 Accurate Disclosure. Neither the Registration Statement nor any post-effective amendment thereto, at the respective time it became effective, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the Applicable Time, at the Closing Time and at each Date of Delivery, if any, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package, when they were filed with the Commission conformed in all material respects to the requirements of the 1934 Act and the 1934 Act Regulations, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the General Disclosure Package, when such documents are filed with the Commission, will conform in all material respects to the requirements of the 1934 Act and the 1934 Act Regulations and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company filed the Registration Statement with the Commission before using any free writing prospectus and each free writing prospectus was preceded or accompanied by the Prospectus satisfying the requirements of Section 10 under the 1933 Act.

The representations and warranties in this Section 1(a)(ii) shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the ninth paragraph under the heading “Underwriting” (regarding short sales and stabilizing transactions) in the Registration Statement, the General Disclosure Package and the Prospectus (collectively, the “Underwriter Information”).

(iii)               Issuer Free Writing Prospectuses. Unless the Company has notified or notifies the Representatives otherwise in accordance with Section 3(k), no Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated or deemed incorporated by reference therein, or any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. Each Issuer Free Writing Prospectus has conformed in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations on the date of first use, and the Company has complied with any filing requirements applicable to an Issuer Free Writing Prospectus pursuant to the 1933 Act Regulations. The Company has not made any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives; provided, that such consent is deemed to have been given with respect to each Permitted Free Writing

Prospectus (as defined in Section 3(k) hereof). The Company has retained in accordance with the 1933 Act Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the 1933 Act Regulations. The Company has made available a Bona Fide Electronic Road Show in compliance with Rule 433(d)(8)(ii) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Securities. The first sentence of this Section 1(a)(iii) shall not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of Underwriter Information.

(iv)               Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(v)                 Independent Accountants. PricewaterhouseCoopers LLP and Marcum LLP, who have certified certain financial statements and supporting schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, are each independent public accountants with respect to the Company as required by the 1933 Act, the 1933 Act Regulations and the Public Company Accounting Oversight Board.

(vi)               Financial Statements; Non-GAAP Financial Measures. The historical financial statements of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes (the “Company Financial Statements”), present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, owners’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified, and have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP” applied on a consistent basis throughout the periods presented. The Company Financial Statements and the statements of revenues and certain operating expenses of each of the Shadeland Commerce Center and 7901 West 21st Street included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus (collectively, the “3-14 Financial Statements”) have been prepared in all material respects in accordance with the applicable financial statement requirements of Rule 3-14 of Regulation S-X under the 1933 Act (“Regulation S-X”). The supporting schedules, if any, relating to the Company Financial Statements and the 3-14 Financial Statements present fairly in accordance with GAAP the information required to be stated therein. The pro forma financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein comply as to form in all material respects with the applicable requirements of Regulation S-X and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations. All disclosures contained or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G under the Securities Exchange Act of the 1934 Act and Item 10 of Regulation S-K under the 1933 Act, in each case to the extent applicable.

(vii)             No Material Adverse Change in Business. Except as otherwise stated in the Registration Statement, the General Disclosure Package and the Prospectus, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in or affecting any of the properties or assets described in the Registration Statement as owned by the Transaction Entities and their respective subsidiaries (collectively, the “Properties”), considered as a whole or in the condition, financial or otherwise, or in the earnings or business of the Transaction Entities and their respective subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by either of the Transaction Entities or any of their respective subsidiaries, other than those in the ordinary course of business, which are material with respect to the Transaction Entities and their respective subsidiaries considered as one enterprise, (C) there has been no liability or obligation, direct or contingent (including off-balance sheet obligations), which is material to the Transaction Entities and their respective subsidiaries considered as one enterprise, incurred by either of the Transaction Entities or any of their respective subsidiaries, except obligations incurred in the ordinary course of business, and (D) there has been no distribution of any kind declared, paid or made by either of the Transaction Entities on any class of its shares of Common Stock, in the case of the Company, any units of limited partnership interest, in the case of the Operating Partnership (“OP Units”), or other form of ownership interests, as applicable.

(viii)           Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has all the requisite corporate power and authority to directly or indirectly own, lease and operate the Properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and enter into and perform its obligations under this Agreement, and is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, singly or in the aggregate, result in a Material Adverse Effect.

(ix)               Good Standing of the Operating Partnership. The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, has the requisite limited partnership power and limited partnership authority to directly or indirectly own, lease and operate the Properties, conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and enter into and perform its obligations under this Agreement, and is duly qualified as a foreign limited partnership to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, singly or in the aggregate, result in a Material Adverse Effect. The Company is the sole general partner of the Operating Partnership. At the Closing Time, the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended (the “Operating Partnership Agreement”), in the form filed or incorporated by reference as an exhibit to the Registration Statement, is in full force and effect, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights and remedies generally, and subject to general principles of equity and, with respect to rights to indemnity and contribution thereunder, except as rights may be limited by applicable law or policies thereunder. The Company owns all of its outstanding OP Units free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(x)                 Other Subsidiaries. The Operating Partnership, Plymouth Industrial 20 LLC and Plymouth MWG Holdings are the only subsidiaries of the Company that meet the definition of a “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X).

(xi)               Capitalization. The authorized, issued and outstanding shares of capital stock of the Company were, as of June 30, 2020, as set forth in the Registration Statement, the General Disclosure Package and the Prospectus (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible or exchangeable securities or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus).

Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (i) no shares of Common Stock are reserved for any purpose, (ii) there are no outstanding securities convertible into or exchangeable for any shares of Common Stock of the Company, and (iii) there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for shares of Common Stock or any other securities of the Company. The outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of Common Stock of the Company were issued in violation of the preemptive or other similar rights of any security holder of the Company.

(xii)             No Equity Awards. Except for as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has no outstanding stock options or other equity-based awards of or to purchase shares of Common Stock pursuant to an equity-based compensation plan or otherwise.

(xiii)           Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by each of the Transaction Entities, as applicable.

(xiv)            Authorization and Description of Securities. The Securities have been duly authorized for issuance and sale pursuant to this Agreement and, when the Securities have been issued and delivered by the Company pursuant to this Agreement against payment therefor in accordance with this Agreement, the Securities will be validly issued and fully paid and non-assessable; and the issuance of the Securities is not subject to the preemptive, resale rights, rights of first refusal or other similar rights of any security holder of the Company. The Securities conform in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same. No holder of any of the Securities will be subject to personal liability solely by reason of being such a holder.

(xv)              Authorization of OP Units. The OP Units that will be exchanged for the net proceeds from the sale of the Securities by the Company hereunder have been duly authorized for issuance and delivery by the Operating Partnership to the Company and, when issued and delivered by the Operating Partnership to the Company, will be duly and validly issued and the unitholders will have no obligation to make any further payments for the purchase of OP Units or contributions to the Operating Partnership solely by reason of their ownership of such OP Units, free and clear of any pledge, lien, encumbrance, security interest or other claim; the issuance and delivery of such OP Units by the Operating Partnership are not subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right of unitholders arising by operation of law, under the Operating Partnership Agreement, under any agreement to which the Operating Partnership is a party or otherwise.

(xvi)            Warrants, Options, Registration Rights. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (A) there are no outstanding rights (contractual or otherwise), warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or equity interest in the Company and (B) there are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale by the Company under the 1933 Act.

(xvii)          Absence of Violations, Defaults and Conflicts. Neither of the Transaction Entities nor any of their respective subsidiaries is (A) in violation of its charter, bylaws, certificate of limited partnership, agreement of limited partnership or other organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, or other agreement or instrument to which either of the Transaction Entities or any of their respective subsidiaries is a party or by which it or any of them may be bound or to which any of the Properties or any other properties or assets of the Transaction Entities or any of their respective subsidiaries is subject (collectively, “Agreements and Instruments”), except for such defaults that have been waived (and evidence of such waivers provided to counsel to the Underwriters) or would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over either of the Transaction Entities or any of their respective subsidiaries or the Properties or any of their respective other properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and therein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Registration Statement, the General Disclosure Package and the Prospectus, and compliance by each of the Transaction Entities with their respective obligations hereunder and thereunder have been duly authorized by all necessary corporate or limited partnership action, as applicable, and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or to the actual knowledge of the Transaction Entities result in the creation or imposition of any lien, charge or encumbrance upon the Properties or any other properties or assets of either of the Transaction Entities or any of their respective subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances as are described in or contemplated by the Registration Statement, the General Disclosure Package or the Prospectus that would not, singly or in the aggregate, result in a Material

Adverse Effect), nor will such action result in any violation of (i) the provisions of the charter, bylaws, certificate of limited partnership, agreement of limited partnership or other organizational document, as applicable, of either of the Transaction Entities or any of their respective subsidiaries or (ii) to the actual knowledge of the Transaction Entities any applicable law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity, except in the case of clause (ii) only, for any such violation that would not, singly or in the aggregate, result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by either of the Transaction Entities or any of their respective subsidiaries.

(xviii)        Absence of Labor Dispute. No labor dispute with the employees of either of the Transaction Entities or any of their respective subsidiaries exists or, to the knowledge of either Transaction Entity, is imminent, which, in any such case, would, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(xix)            Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation pending, or, to the knowledge of either of the Transaction Entities, threatened, against or affecting the Transaction Entities or any of their respective subsidiaries, which is required to be disclosed in the Registration Statement or the Prospectus (other than as disclosed therein), or which would, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or which would materially and adversely affect the consummation of the transactions contemplated in this Agreement, or the performance by the Transaction Entities of their respective obligations hereunder. The aggregate of all pending legal or governmental proceedings to which either of the Transaction Entities or any of their respective subsidiaries is a party or of which any of the Properties or their respective other properties or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(xx)              Accuracy of Exhibits. There are no contracts or documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that have not been so described or filed as required.

(xxi)            Basis for Forward Looking Statements. No forward looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act) included or incorporated by reference in any of the Registration Statement, the General Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xxii)          Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by either of the Transaction Entities of its respective obligations hereunder or in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the New York Stock Exchange (the “NYSE”), the securities laws, real estate syndication laws of any U.S. state or non-U.S. jurisdiction or the rules of the Financial Industry Regulatory Authority.

(xxiii)        Possession of Licenses and Permits. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, to the actual knowledge of the Transaction Entities, the Transaction Entities and their respective subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect. To the actual knowledge of the Transaction Entities, the Transaction Entities and their respective subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. To the actual knowledge of the Transaction Entities, all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither of the Transaction Entities nor any of their respective subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxiv)         Title to Property. (A) At the Closing Time, the Transaction Entities, any of their respective subsidiaries or any joint venture in which either of the Transaction Entities or any of their respective subsidiaries owns an interest (each such joint venture being referred to as a “Related Entity”), as the case may be, will have good and marketable fee or leasehold title to the Properties, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, other than those that (1) are described in the Registration Statement, the General Disclosure Package and the Prospectus or would not, singly or in the aggregate, materially affect the value of any of the Properties and do not materially interfere with the use made and proposed to be made of any of the Properties by the Transaction Entities, any of their respective subsidiaries or any Related Entity; (B) except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, none of the Transaction Entities, any of their respective subsidiaries or any Related Entity owns any real property other than the Properties; (C) each of the ground leases, subleases and sub-subleases relating to a Property, if any, material to the business of the Transaction Entities and their respective subsidiaries, considered as one enterprise, are in full force and effect, with such exceptions as do not materially interfere with the use made or proposed to be made of such Properties (taken as a whole) by either of the Transaction Entities, any of their respective subsidiaries or any Related Entity, and (1) no default or event of default has occurred under any such ground lease, sublease or sub-sublease with respect to any of the Properties and none of the Transaction Entities, any of their respective subsidiaries or any Related Entity has received any notice of any event which, whether with or without the passage of time or the giving of notice, or both, would constitute a default under such ground lease, sublease or sub-sublease and (2) none of the Transaction Entities, any of their respective subsidiaries or any Related Entity has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Transaction Entities, any of their respective subsidiaries or any Related Entity under any of the material ground leases, subleases or sub-subleases mentioned above, or affecting or questioning the rights of the Transaction Entities, any of their respective subsidiaries or any Related Entity to the continued possession of the leased, subleased or sub-subleased premises under any such ground lease, sublease or sub-sublease; (D) all liens, charges, encumbrances, claims or restrictions on any of the Properties and the assets of either of the Transaction Entities, any of their respective subsidiaries or any Related Entity that are required to be disclosed in the Registration Statement or the Prospectus are disclosed therein; (E) except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no tenant under any of the leases at the Properties or any other party has a right of first refusal, right of first offer or an option to purchase any of the Properties; (F) to the knowledge of the Transaction Entities, none of the Properties fails to comply with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except if and to the extent disclosed in the Registration Statement, the General Disclosure Package or the Prospectus and except for such failures to comply that would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; (G) the mortgages and deeds of trust that encumber any of the Properties are not convertible into equity securities of the entity owning such Property and said mortgages and deeds of trust are not cross-defaulted or cross-collateralized with any property other than certain other Properties; (H) none of the Transaction Entities, any of their respective subsidiaries or any Related Entity is in default under any of the leases governing the Properties and there is no event which, whether with or without the passage of time or the giving of notice, or both, would constitute a default by either of the Transaction Entities, any of their respective subsidiaries or any Related Entity under any of such leases, except such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect; and (I) to the knowledge of the Transaction Entities, no lessee of any of the Properties is in default under any of the leases governing the Properties and there is no event which, whether with or without the passage of time or the giving of notice, or both, would constitute a default by any lessee of any of the Properties under any of such leases.

(xxv)           Mortgages. The Company has provided to the Representatives true and complete copies of all credit agreements, mortgages, deeds of trust, guaranties, side-letters and other material documents evidencing, securing or otherwise relating to any secured or unsecured indebtedness of the Company. Neither the Company nor any of its subsidiaries that is party to any such document has received any notice that it is in default thereunder, nor, to the actual knowledge of the Transaction Entities, has an event occurred which with the passage of time or the giving of notice, or both, would become a default by an of them under any such documents that would reasonably be expected to result in a Material Adverse Effect.

(xxvi)         Possession of Intellectual Property. The Transaction Entities and their respective subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) reasonably necessary to conduct the business now operated by them, and neither of the Transaction Entities nor any of their respective subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Transaction Entities or any of their respective subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(xxvii)       Environmental Laws. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) none of the Transaction Entities, any of their respective subsidiaries, any Related Entity nor, to the actual knowledge of the Transaction Entities, any of the Properties is in violation of any Environmental Laws (as defined below), (B) the Transaction Entities, their respective subsidiaries, the Related Entities and, to the actual knowledge of the Transaction Entities, the Properties have all permits, authorizations and approvals required under any applicable Environmental Laws and none of the Transaction Entities, their respective subsidiaries or the Related Entities have received any notice that any of them or any of the Properties is not in compliance with their requirements, (C) none of the Transaction Entities, their respective subsidiaries or any Related Entity have received notice of any pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law or Hazardous Material (as defined below) against the Transaction Entities, any of their respective subsidiaries or any Related Entity or, to the actual knowledge of the Transaction Entities, otherwise with regard to the Properties, (D) to the actual knowledge of the Transaction Entities, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Properties, the Transaction Entities, any of their respective subsidiaries or any Related Entity relating to Hazardous Materials or any Environmental Laws, and (E) to the actual knowledge of the Transaction Entities, none of the Properties is included or proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency or on any similar list or inventory issued by any other federal, state or local governmental authority pursuant to Environmental Laws. As used herein, “Hazardous Material” shall mean any flammable explosives, radioactive materials, chemicals, pollutants, contaminants, wastes, hazardous wastes, toxic substances, mold and any hazardous material as defined by or regulated under any Environmental Law, including, without limitation, petroleum or petroleum products, and asbestos-containing materials. As used herein, “Environmental Law” shall mean any applicable foreign, federal, state or local law (including statute or common law), ordinance, rule, regulation or judicial or administrative order, consent decree or judgment relating to the protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Secs. 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Secs. 5101-5127, the Solid Waste Disposal Act, as amended, 42 U.S.C. Secs. 6901-6992k, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Secs. 11001-11050, the Toxic Substances Control Act, 15 U.S.C. Secs. 2601-2692, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Secs. 136-136y, the Clean Air Act, 42 U.S.C. Secs. 7401-7671q, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. Secs. 1251-1387, and the Safe Drinking Water Act, 42 U.S.C. Secs. 300f-300j-26, as any of the above statutes may be amended from time to time, and the regulations promulgated pursuant to any of the foregoing.

(xxviii)     Utilities and Access. To the knowledge of the Transaction Entities, water, stormwater, sanitary sewer, electricity and telephone service are all available at the property lines of each Property over duly dedicated streets or perpetual easements of record benefiting the applicable Property. To the actual knowledge of the Transaction Entities, each of the Properties has legal access to public roads and all other roads necessary for the use of each of the Properties.

(xxix)         No Condemnation. Neither Transaction Entity has any actual knowledge of any pending or threatened condemnation proceedings or zoning change or other proceeding or action that, if determined adversely, would reasonably be expected to result, singly or in the aggregate, in a Material Adverse Effect.

(xxx)           IT Systems. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to the same, except for those that have been remedied without material cost or liability or the duty to notify any other person and those that would not, individually or in the aggregate, have a Material Adverse Effect, nor any incidents under internal review or investigations relating to the same. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(xxxi)         Accounting Controls and Disclosure Controls. Except as disclosed in the Registration Statement, General Disclosure Package and Prospectus, the Company and its subsidiaries currently maintain effective internal control over financial reporting (as defined under Rules 13a-15 and 15d-15 of the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”)) and a system of internal accounting controls sufficient to provide reasonable assurances that: (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the General Disclosure Package and the Prospectus fairly present the information called for in all material respects and are prepared in accordance with the Commission's rules and guidelines applicable thereto.

Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting. The auditors of the Company and the Audit Committee of the Board of Directors of the Company or, if no such Audit Committee exists, the full Board of Directors of the Company, have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that have adversely affected, or are reasonably likely to adversely affect, the ability of the Company and its subsidiaries to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal control over financial reporting of the Company and its subsidiaries. Except as disclosed in the Registration Statement, General Disclosure Package and Prospects, the Company and its subsidiaries maintain a system of disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 of the 1934 Act Regulations) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxxii)       Compliance with the Sarbanes-Oxley Act. The Company and the Company’s officers or directors, in their capacity as such, are in material compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all applicable rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”), including, without limitation, Sections 402, 302 and 906 thereof.

(xxxiii)     Payment of Taxes. All United States federal income tax returns of the Transaction Entities and their respective subsidiaries required by law to be filed have been filed (or are subject to an effective extension), and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Transaction Entities and their respective subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not, singly or in the aggregate, result in a Material Adverse Effect, and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Transaction Entities and their respective subsidiaries in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional tax for any years not finally determined, except to the extent of any inadequacy that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(xxxiv)     ERISA. Each Transaction Entity is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”). No “reportable event” (as defined in Section 4043 of ERISA) has occurred with respect to any “pension plan” (as defined in Section 3(2) of ERISA) for which either Transaction Entity would have any liability. Neither Transaction Entity has incurred nor expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or “multi-employer plan” (as defined in Section 3(37) of ERISA), or (ii) Sections 412, 403, 431, 432 or 4971 of the Internal Revenue Code of 1986, as amended (the “Code”). Each “pension plan” for which either Transaction Entity would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred thereunder, whether by action or by failure to act, which would cause the loss of such qualification, except where the failure to be so qualified would not, singly or in the aggregate, result in a Material Adverse Effect.

(xxxv)       Business Insurance. The Transaction Entities and their respective subsidiaries carry or are entitled to the benefits of insurance, by recognized and reputable insurers, in such amounts and covering such risks as are commercially reasonable in the business in which the Company is engaged, and all such insurance is in full force and effect. Neither of the Transaction Entities has any reason to believe that it or any of their respective subsidiaries will not be able to (A) renew, if desired, its existing insurance coverage as and when such policies expire or (B) obtain similar coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. There are no claims by the Transaction Entities nor any of their respective subsidiaries under any insurance policy as to which any insurance company has denied liability or insurance coverage, except where such denial would not simply or in the aggregate, result in a Material Adverse Effect.

(xxxvi)     Title Insurance. The Transaction Entities and each of their respective subsidiaries and each Related Entity, as applicable, carries or is entitled to the benefits of title insurance on the fee interests and/or leasehold interests (in the case of a ground lease interest) with respect to each Property with recognized and reputable insurers, in an amount not less than such entity’s cost for the real property comprising such Property, insuring that such party is vested with good and insurable fee or leasehold title, as the case may be, to each such Property.

(xxxvii)   Investment Company Act. Neither of the Transaction Entities is required, or upon the issuance and sale of the Securities as contemplated herein and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxxviii) Absence of Manipulation. Neither of the Transaction Entities nor any of their respective subsidiaries or other affiliates has taken nor will take, directly or indirectly, any action which is designed, or would reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xxxix)     Foreign Corrupt Practices Act. None of the Transaction Entities, any of their respective subsidiaries or, to the knowledge of either of the Transaction Entities, after due inquiry, any director, officer, agent, employee, affiliate or other person acting on behalf of either of the Transaction Entities or any of their respective subsidiaries has in the course of its actions for, or on behalf of, the Company or any of its subsidiaries: (i) made any unlawful contribution, gift, or other unlawful expense relating to political activity; (ii) made any direct or indirect bribe, kickback, rebate, payoff, influence payment, or otherwise unlawfully provided anything of value, to any “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (collectively, the “FCPA”)) or domestic government official; or (iii) violated or is in violation of any provision of the FCPA, the Bribery Act 2010 of the United Kingdom, as amended (the “Bribery Act 2010”), or any other applicable anti-corruption or anti-bribery statute or regulation. The Transaction Entities and their respective subsidiaries and, to the knowledge of the Transaction Entities, the Company’s affiliates, have conducted their respective businesses in compliance with the FCPA, Bribery Act 2010, and all other applicable anti-corruption and anti-bribery statutes and regulations, and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to ensure, continued compliance therewith.

(xl)             Money Laundering Laws. The operations of each of the Transaction Entities and their respective subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”). No action, suit or proceeding or, to the knowledge of either of the Transaction Entities, inquiry or investigation by or before any Governmental Entity involving either of the Transaction Entities or any of their respective subsidiaries with respect to the Money Laundering Laws is pending and, to the knowledge of either of the Transaction Entities, no such action, suit, proceeding, inquiry or investigation is threatened.

(xli)             OFAC. None of the Transaction Entities, any of their respective subsidiaries nor, to the knowledge of either of the Transaction Entities, after due inquiry, any director, officer, agent, employee, affiliate or other person acting on behalf of either of the Transaction Entities or any of their respective subsidiaries is: (i) currently subject to or the target of any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the U.S. Department of State, the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”); or (ii) located, organized or resident in a country or territory that is the subject or target of Sanctions (including, without limitation, Cuba, Iran, North Korea, Syria and Crimea); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person, or in any country or territory, that currently is the subject or target of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as an underwriter, advisor, investor or otherwise) of Sanctions. None of the Transaction Entities or any of their respective subsidiaries have not knowingly engaged in for the past five years, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction, is or was the subject or target of Sanctions.

(xlii)           Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(xliii)         Real Estate Investment Trust. Commencing with its taxable year ending December 31, 2012, the Company effectively elected to be taxed as a real estate investment trust (a “REIT”) under Sections 856 through 860 of the Code, and has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT for such taxable year and thereafter. The Company has not revoked its election to be taxed as a REIT. The proposed method of operation of the Company as described in the Registration Statement, the General Disclosure Package and the Prospectus will enable the Company to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2020 and thereafter. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation (inasmuch as they relate to the Company’s qualification and taxation as a REIT) set forth in the Registration Statement, the General Disclosure Package and the Prospectus are

accurate and fair summaries of the legal or tax matters described therein in all material respects.

(xliv)          Prior Sales of Common Stock or OP Units. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not issued, sold or distributed any shares of Common Stock and the Operating Partnership has not issued, sold or distributed any OP Units.

(xlv)            Approval of Listing. The Securities have been approved for listing on the NYSE, subject to official notice of issuance.

(xlvi)          Distributions. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (A) the Company is not currently prohibited, directly or indirectly, from making any distributions to its stockholders and (B) neither the Operating Partnership nor any subsidiary thereof is prohibited, directly or indirectly, from making any distributions to the Company or any other subsidiary of the Operating Partnership, from making any other distribution on any of its equity interests or from repaying any loans or advances made by the Company, the Operating Partnership or any other subsidiary of the Operating Partnership.

(xlvii)        Finder’s Fees. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not incurred any liability for any finder’s fees or similar payments in connection with the offering and sale of the Securities contemplated in this Agreement, except as may otherwise exist with respect to the Underwriters pursuant to this Agreement.

(xlviii)      Certain Relationships. No relationship, direct or indirect, exists between or among either of the Transaction Entities, on the one hand, and the directors, officers, stockholders, partners, customers or suppliers of the Transaction Entities, on the other hand, which is required to be described in the Registration Statement, the General Disclosure Package or the Prospectus which is not so described.

(xlix)          No Ratings. No securities issued by or loans to the Company or any of its subsidiaries are rated by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the 1933 Act).

(l)                   Private Letter Ruling Matters. The Company intended to file a U.S. Corporation Income Tax Return (Form 1120) for its 2011 taxable year. The Company’s tax preparers prepared a U.S. Income Tax Return for Real Estate Investment Trusts (Form 1120-REIT) for the Company’s 2011 taxable year (the “2011 Form 1120-REIT”), and the Company executed and filed the 2011 Form 1120-REIT without realizing it had made an election to be taxed as a REIT with the filing of such return. Upon becoming aware that an inadvertent REIT election had been made for its 2011 taxable year, the Company filed an Amended U.S. Corporation Income Tax Return (Form 1120X) for such year. The Company knew it would not qualify as a REIT for 2011 when it filed its 2011 Form 1120-REIT and, therefore, did not intend to make a REIT election in 2011. The Company received a private letter ruling from the Internal Revenue Service on February 5, 2015, in which the Internal Revenue Service concluded that the Company would be treated as though it had not made the REIT election for the taxable year ended December 31, 2011, and the Company is entitled to rely on such private letter ruling.

(b)            Officer’s Certificates. Any certificate signed by any officer of either of the Transaction Entities delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by such Transaction Entity to each Underwriter as to the matters covered thereby.

SECTION 2.      Sale and Delivery to Underwriters; Closing.

(a)             Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule A the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b)            Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 1,125,000 shares of Common Stock, as set forth in Schedule A, at the price per share set forth in Schedule A, less an amount per share equal to any distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time nor, unless the Representatives and the Company otherwise agree in writing, prior to the second business day after the date on which such option is exercised. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(c)             Payment. Payment of the purchase price for, and delivery of certificates for or book-entry credits representing, the Initial Securities shall be made at the offices of Morrison & Foerster LLP, 2000 Pennsylvania Ave. NW, Suite 6000, Washington, D.C. 20006, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (New York City time) on the second (third, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 9), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being hereinafter called the “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for or book-entry credits representing, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Representatives for the respective accounts of the Underwriters of certificates for or book-entry credits representing the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Any Representative, individually and not as a representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d)            Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (New York City time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

SECTION 3.      Covenants of the Company. Each of the Transaction Entities, jointly and severally, covenants with each Underwriter as follows:

(a)             Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B, and will notify the Representatives promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein, or for additional information, (iv) of the issuance by the

Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make reasonable efforts to prevent the issuance of any stop, prevention or suspension order and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)            Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, including the documents incorporated by reference therein, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Representatives notice of such event, (B) furnish the Representatives with copies of any such documents prior to such proposed filing or use, as the case may be, (C) prepare, as applicable, any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and furnish the Representatives with copies of any such amendment or supplement a reasonable amount of time prior to its proposed filing or use, and (C) file with the Commission any such amendment or supplement; provided, however, that the Company shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall reasonably object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company will give the Representatives notice of its intention to make any filings pursuant to the 1934 Act or the 1934 Act Regulations from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c)             Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be substantially identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)            Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be substantially identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)             Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f)             Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g)            Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(h)            Listing. The Company will use its best efforts to effect the listing of the Securities on the NYSE.

(i)              Restriction on Sale of Securities. During a period of 60 days from the date of the Prospectus (the “Lock-Up Period”), neither Transaction Entity will, without the prior written consent of the Representatives (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or lend or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock (including, without limitation, OP Units) or file any registration statement under the 1933 Act with respect to any of the foregoing (except for a registration statement on Form S-8 relating to the Company’s equity incentive plan) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the shares of Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit or equity compensation plans of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any Common Stock issued pursuant to any non-employee trustee share plan or distribution reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus, or (D) OP Units having an aggregate value of up to $15,000,000 issued in connection with property acquisitions.

(j)              Reporting Requirements. The Company, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations. Additionally, the Company shall report the use of proceeds from the issuance of the Securities to the extent required under Rule 463 under the 1933 Act.

(k)            Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided, that the Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule B-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed and approved by the Representatives. Any such free writing prospectus consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each such Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following the issuance of an Issuer Free Writing Prospectus and prior to the completion of the offering, there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Prospectus or any preliminary prospectus or other prospectus deemed to be part thereof that has not been superseded or modified, or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission; provided, that this sentence shall not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with the Underwriter Information.

(l)              Absence of Manipulation. Except as contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, neither of the Transaction Entities will take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.

(m)           REIT Qualification. The Company will use its best efforts to remain qualified as a REIT for its taxable year ending December 31, 2020 and the Company will use its best efforts to continue to meet the requirements to qualify as a REIT under the Code until the Board of Directors of the Company determines that it is no longer in the best interests of the Company and its stockholders to qualify as a REIT.

(n)            Compliance with the Sarbanes-Oxley Act. The Company will comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act that are in effect.

(o)            Stop Transfer Instructions for Common Stock. The Company will enter stop transfer instructions with the transfer agent and registrar of the shares of Common Stock against the transfer of Common Stock that are subject to the agreements described in Section 5(k) hereof except in compliance with the restrictions set forth in such agreements.

SECTION 4.      Payment of Expenses.

(a)             Expenses. The Company agrees to pay or to cause to be paid all expenses incident to the performance of the Transaction Entities’ obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits thereto) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates, if any, for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vii) the fees and expenses of any transfer agent or registrar for the

Securities, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, reasonable fees and expenses of any consultants engaged in connection with the road show presentations, reasonable travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft and other transportation chartered in connection with the road show, (ix) the filing fees incident to the review by FINRA of the terms of the sale of the Securities, (x) the fees and expenses incurred in connection with the listing of the Securities on the NYSE, (xi) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the third sentence of Section 1(a)(ii) and (xii) any reasonable fees of counsel to the Underwriters in connection with the review by FINRA in an amount not to exceed $20,000. Except as explicitly provided in this Section 4(a), Section 4(b), and Section 6, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel and other advisors.

(b)            Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 8(a)(i), Section 8(a)(iii) or Section 9 hereof, the Company shall reimburse the Underwriters (or, in the case of Section 9, solely the non-defaulting Underwriters) for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5.      Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Transaction Entities contained in Section 1(a) hereof or in certificates of any officer of either of the Transaction Entities delivered pursuant to the provisions hereof, to the performance by the Transaction Entities of their respective covenants and other obligations hereunder, and to the following further conditions:

(a)             Effectiveness of Registration Statement; Rule 430B Information. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at the Closing Time no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto shall have been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request, if any, from or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430B.

(b)            Opinion of Counsel for the Company. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Winston & Strawn LLP, counsel for the Company, each in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letters for each of the other Underwriters substantially to the effect set forth in Exhibits A hereto and to such further effect as counsel to the Underwriters may reasonably request; provided, however, other counsel for the Company, reasonably acceptable to the Representatives, may deliver certain opinions set forth in Exhibit A hereto.

(c)             Opinion of Tax Counsel for the Company. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Dentons US LLP, tax counsel for the Transaction Entities, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, substantially to the effect set forth in Exhibit A-2 hereto.

(d)            Opinion of Counsel for Underwriters. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Morrison & Foerster LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to such matters as the Representatives shall reasonably request. In giving such opinion such counsel may rely upon the opinion of Winston & Strawn LLP, as to all matters governed by the laws of the State of Maryland, and, to the extent necessary, such other counsel for the Company referred to in Section 5(b) and 5(c) above. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Transaction Entities and their respective subsidiaries and certificates of public officials.

(e)             Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof, since the Applicable Time or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings or business of the Transaction Entities and their respective subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Chairman and Chief Executive Officer or the President of the Transaction Entities and of the chief financial or chief accounting officer of the Transaction Entities, dated the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Transaction Entities in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Transaction Entities have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated by any Governmental Entity and the Commission shall not have notified the Company of any objection to the use of the form of Registration Statement or any post-effective amendment thereto.

(f)             Certificates of Chief Financial Officer. The Representatives shall have received certificates of the Chief Financial Officer of the Company, dated as of the Applicable Time and as of the Closing Time, certifying to the matters set forth on Exhibit B hereto.

(g)            Accountant’s Comfort Letters. At the time of the execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers LLP, Marcum LLP and Frazier & Deeter, LLC letters, dated such date, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letters for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(h)            Bring-down Comfort Letters. At the Closing Time, the Representatives shall have received from PricewaterhouseCoopers LLP, Marcum LLP and Frazier & Deeter, LLC letters, dated the Closing Time, to the effect that each of reaffirms the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(i)              Approval of Listing. At the Closing Time, the Securities shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(j)              Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit C-1 hereto signed by each person listed on Schedule C-1 hereto.

(k)            Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Transaction Entities contained herein and the statements in any certificates furnished by the Transaction Entities hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i)              Officers’ Certificate. A certificate, dated such Date of Delivery, of the Chairman and Chief Executive Officer or the President of the Transaction Entities, and of the chief financial or chief accounting officer of the Transaction Entities, confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

(ii)            Opinion of Counsel for Company. The favorable opinion of Winston & Strawn LLP, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iii)          Opinion of Tax Counsel for Company. The favorable opinion of Dentons US LLP, tax counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(iv)          Opinion of Counsel for Underwriters. If requested by the Representatives, the favorable opinion of Morrison & Foerster LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

(v)            Certificate of Chief Financial Officer. A certificate, dated such Date of Delivery, of the Chief Financial Officer of the Company confirming that the certificate delivered pursuant to 5(f) hereof remains true and correct as of such Delivery Date.

(vi)          Bring-down Comfort Letters. Letters from PricewaterhouseCoopers LLP, Marcum LLP and Frazier & Deeter, LLC in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(g) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(l)              Additional Documents. At the Closing Time and at each Date of Delivery, if any, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Transaction Entities in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(m)           Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 10, 13 and 14 hereof shall survive any such termination and remain in full force and effect.

SECTION 6.      Indemnification.

(a)             Indemnification of Underwriters. Each of the Transaction Entities, jointly and severally, agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers, members and employees and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act and each affiliate of any Underwriter within the meaning of Rule 405 under the 1933 Act (each, an “Underwriter Indemnified Party”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the General Disclosure Package or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or the Prospectus or any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are arising out of or based upon any such untrue statement or omission or alleged untrue statement or omission made in the Registration Statement or any amendment thereof, including the Rule 430B Information, any preliminary prospectus, the General Disclosure Package or any amendment or supplement thereto or any Issuer Free Writing Prospectus, in reliance upon and in conformity with the Underwriter Information.

(b)            Indemnification of Transaction Entities, Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each Transaction Entity, the Company's directors, officers who signed the Registration Statement and each person, if any, who controls either of the Transaction Entities within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Transaction Entities to such Underwriter, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement or any amendment thereof, any preliminary prospectus, the General Disclosure Package or any amendment or supplement thereto, any Issuer Free Writing Prospectus, road show or the Prospectus or any amendment or supplement thereto, in reliance upon and in conformity with the Underwriter Information.

(c)             Notification; Counsel Reimbursement; Settlement. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 6(a) or 6(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party shall be entitled to participate therein and, to the extent that it shall elect, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof under such subsection for any legal expenses of other counsel or any other expenses subsequently incurred by such indemnified party in connection with the defense thereof. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them; (iii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; or (iv) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or separate but substantially similar or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to one local counsel) for all such indemnified parties and that all such reasonable fees and expenses shall be reimbursed as they are incurred. If the indemnifying party does not elect to assume the defense, then such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 6(a), and by the Company in the case of parties indemnified pursuant to Section 6(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request; (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement; and (iii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)            Contribution. To the extent the indemnification provided for in Section 6(a) or 6(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Transaction Entities, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Transaction Entities, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Transaction Entities, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities (before deducting expenses) received by the Transaction Entities and customary discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Securities as set forth in the table on the cover of the Prospectus. The relative fault of the Transaction Entities, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Transaction Entities or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 6 are several in proportion to the respective number of Securities they have purchased hereunder, and not joint. The provisions set forth in Section 6(c) hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 6(d); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under section 6(d) hereof for purposes of indemnification.

(e)             Equitable Division. The Transaction Entities and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 6(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 6(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the amount by which the underwriting discounts and commissions received by it exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)             Survival of Indemnification and Contribution. The indemnity and contribution provisions contained in this Section 6 and the representations and, warranties of the Transaction Entities contained in, or made pursuant to, this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of any Transaction Entity or any of their respective officers or directors or any person controlling any Transaction Entity and (iii) acceptance of and payment for any of the Securities.

SECTION 7.      Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of either of the Transaction Entities submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any

Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, or any person controlling either of the Transaction Entities and (ii) delivery of and payment for the Securities.

SECTION 8.      Termination of Agreement.

(a)             Termination. The Representatives may terminate this Agreement without liability to the Transaction Entities, by notice to the Transaction Entities, if after the execution and delivery of this Agreement and prior to the Closing Time, (i) except as disclosed in the General Disclosure Package (as amended or supplemented through the time of execution of this Agreement), there has been a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects or operations of the Transaction Entities and their respective subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, the effect of which makes it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the General Disclosure Package or the Prospectus, (ii) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the NYSE, the NYSE American, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market, (iii) trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, (v) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (vi) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the judgment of the Representatives, is material and adverse and which, singly or together with any other event specified in this clause (vi), makes it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the General Disclosure Package or the Prospectus.

(b)            Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 13 and 14 shall survive such termination and remain in full force and effect.

SECTION 9.      Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a)             if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b)            if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to each Date of Delivery, if any, which occurs after the Closing Time, the obligation of the Underwriters to purchase, and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the (i) Representatives or (ii) the Company shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 9.

SECTION 10.   Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at: (i) Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration, facsimile number 1-646-834-8133, with a copy to the Director of Litigation, Office of the General Counsel Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019 and (ii) KeyBanc Capital Markets Inc. at Attn: Equity Syndicate, 127 Public Square, 4th Floor, Cleveland, OH 44114 and, in each case, with a copy to Morrison & Foerster LLP at 2000 Pennsylvania Avenue NW, Suite 6000, Washington, D.C. 20006, attention of Justin R. Salon; notices to the Transaction Entities shall be directed to the Company at 260 Franklin Street, Suite 700, Boston, Massachusetts 02110, attention of Jeffrey E. Witherell (Fax: (617-936-4142), with a copy to Winston & Strawn LLP, at 2501 N. Harwood Street, 17th Floor, Dallas, Texas 75201, attention of Kenneth L. Betts.

SECTION 11.   No Advisory or Fiduciary Relationship. Each of the Transaction Entities acknowledges and agrees that in connection with this offering, sale of the Shares or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (a) no fiduciary or agency relationship between the Transaction Entities and any other person, on the one hand, and the Underwriters, on the other hand, exists; (b) the Underwriters are not acting as advisors, expert or otherwise and are not providing a recommendation or investment advice, to the Transaction Entities, including, without limitation, with respect to the determination of the public offering price of the Shares, and such relationship between the Transaction Entities, on the one hand, and the Underwriters, on the other hand, is entirely and solely commercial, based on arms-length negotiations and, as such, not intended for use by any individual for personal, family or household purposes; (c) any duties and obligations that the Underwriters may have to the Transaction Entities shall be limited to those duties and obligations specifically stated herein; (d) the Underwriters and their respective affiliates may have interests that differ from those of the Transaction Entities; and (e) does not constitute a solicitation of any action by the Underwriters. The Transaction Entities hereby (x) waive any claims that the Transaction Entities may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering and (y) agree that none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to any entity or natural person. The Transaction Entities have consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate.

SECTION 12.   Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Transaction Entities and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Transaction Entities and their respective successors and the controlling persons and officers and directors referred to in Section 6 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Transaction Entities and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13.   Trial by Jury. Each of the Transaction Entities (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders or unitholders, as applicable, and affiliates), and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 14.   GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 15.   TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 16.   Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 17.   Recognition of the U.S. Special Resolution Regimes.

(a)             In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)       In the event that any Underwriters that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)       As used in this Agreement:

(i)        “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

(ii)        “Covered Entity” means any of the following:

(x)        a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(y)       a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(z)       a “covered FSI” as that term is defined in, and interpreted in accordance with 12 C.F.R. § 382.2(b).

(iii)       “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv)       “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 18.   Counterparts; Electronic Signature. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g.,

www.docusign.com (any such signature, an “Electronic Signature”)) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include any Electronic Signature, except to the extent electronic notices are expressly prohibited under this Agreement.

SECTION 19.   Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 20.   Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Transaction Entities in accordance with its terms.

[Signature Page Follows]

Very truly yours,

PLYMOUTH INDUSTRIAL REIT, INC.

By: /s/ Jeffrey E. Witherell

Name: Jeffrey E. Witherell

Title: Chief Executive Officer

PLYMOUTH INDUSTRIAL OP, LP

By:       Plymouth Industrial REIT, Inc.,

its general partner

By: /s/ Pendleton P. White, Jr.

Name: Pendleton P. White, Jr.

Title: President

[Signature Page for Underwriting Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

BARCLAYS CAPITAL INC.

By: /s/ Nicholas Cunningham

Name: Nicholas Cunningham

Title: Managing Director

KEYBANC CAPITAL MARKETS INC.

By: /s/ Paul Hodermarsky

Name: Paul Hodermarsky

Title: Managing Director, Equity Capital Markets

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

[Signature Page for Underwriting Agreement]

SCHEDULE A

The public offering price per share for the Securities shall be $12.85.

The purchase price per share for the Securities to be paid by the several Underwriters shall be $12.175375, being an amount equal to the public offering price set forth above less $0.674625 per share, subject to adjustment in accordance with Section 2(b) hereof for dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Name of Underwriter	Number of Initial Securities
Barclays Capital Inc.	2,850,000
KeyBanc Capital Markets Inc.	2,025,000
BMO Capital Markets Corp.	750,000
J.P. Morgan Securities LLC	750,000
Robert W. Baird & Co. Incorporated	225,000
D.A. Davidson & Co.	225,000
Capital One Securities Inc.	187,500
Piper Sandler & Co.	187,500
Wedbush Securities Inc.	150,000
National Securities Corporation	150,000
Total	7,500,000